Exhibit (h)(2)

$ Aggregate Principal Amount % [Senior]1 Notes Due 20

OFS Capital Corporation

FORM OF UNDERWRITING AGREEMENT

Ladies and Gentlemen:

OFS Capital Corporation, a Delaware corporation (the “Company”), OFS Capital Management, LLC, a Delaware limited liability company (the “Advisor”), and OFS Capital Services, LLC, a Delaware limited liability company (the “Administrator”), confirm their agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company of $ aggregate principal amount of % [Senior] Notes due 2024 (the “[Senior] Securities”) and the purchase by the Underwriters, acting severally and not jointly, of the respective aggregate principal amount of [Senior] Securities set forth opposite the names of the Underwriters in Schedule I hereto. The Company also proposes to issue and sell to the several Underwriters not more than an additional $ aggregate principal amount of % [Senior] Notes due 20 (the “Additional [Senior] Securities”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional [Senior] Securities granted to the Underwriters in Section 2 hereof. The [Senior] Securities and the Additional [Senior] Securities are hereinafter collectively referred to as the “Securities.”

The Securities will be issued under an indenture dated as of , 20 (the “Base Indenture”), as supplemented by the Supplemental Indenture to be dated as of , 20 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank, National Association, as trustee (the “Trustee”). The Securities will be issued to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”), to be dated on or prior to the Closing Date (as defined herein), between the Company and DTC.

The Company has entered into an investment advisory agreement, dated as of November 7, 2012, with the Advisor (the “Investment Advisory Agreement”). The Company has entered into an administrative agreement, dated as of November 7, 2012, with the Administrator (the “Administration Agreement”). The Company has entered into a license agreement, dated as of November 7, 2012, with Orchard First Source Asset Management, LLC, under which the Advisor is a third-party beneficiary (the “License Agreement” and, collectively with the Administration Agreement and Investment Advisory Agreement, the “Company Agreements”). In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of the Common Stock shall have their dividends automatically reinvested in additional shares of Common Stock unless they elect to receive such dividends in cash.

The Advisor has entered into a staffing agreement, dated as of November 7, 2012, with Orchard First Source capital, Inc. (“OFSC”) (the “Staffing Agreement”).

1 Notes will be denominated as “senior notes” if we have subordinated debt outstanding at issuance.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333- ), as amended, and a related prospectus for the registration of the Securities and certain of the Company’s other securities under the Securities Act of 1933, as amended (the “Securities Act”), and the related rules and regulations of the Commission thereunder (the “Securities Act Rules and Regulations”). The registration statement, as it may have heretofore been amended at the time it became effective, including, all documents filed as a part thereof, and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act, and any post-effective amendment filed pursuant to Rule 462(b) under the Securities Act is hereinafter referred to as the “Registration Statement;” the prospectus, dated as of , 20 , included in the Registration Statement at the time it became effective on , 20 , (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act) is hereinafter referred to as the “Base Prospectus”; the preliminary prospectus supplement dated , 20 , filed with the Commission pursuant to Rule 497 under the Securities Act, is hereinafter referred to as the “Preliminary Prospectus Supplement” (and together with the Base Prospectus, the “Preliminary Prospectus”); the prospectus supplement to be filed with the Commission pursuant to Rule 497 under the Securities Act after the execution and delivery of this Agreement is hereinafter referred to as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”).

The Indenture has been qualified under the Trust Indenture Act of 1939 (the “1939 Act”).

As used in this Agreement, the term “Applicable Time” means p.m. (New York City time) on the date hereof or such other time as agreed by the Company and the Representatives.

1.          Agreements to Sell and Purchase.

(a)          The Company hereby agrees to sell to the Underwriters, and each Underwriter, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the aggregate principal amount of Securities set forth opposite the name of each Underwriter on Schedule A hereof, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of this Section 1, at a price of % of the aggregate principal amount thereof (“Purchase Price”).

(b)          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional [Senior] Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to an additional $ aggregate principal amount of Securities at the Purchase Price (without giving effect to any accrued interest from the Closing Date to the relevant Option Closing Date). The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 (thirty) days after the date of this Agreement. Any exercise notice shall specify the aggregate principal amount of Additional [Senior] Securities to be purchased by the Underwriters and the date on which such aggregate principal amount of Additional [Senior] Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the [Senior] Securities nor later than ten business days after the date of such notice. Additional [Senior] Securities may be purchased as provided in Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the [Senior] Securities. On each day, if any, that Additional [Senior] Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Additional [Senior] Securities that bears the same proportion to the total aggregate principal amount of Additional [Senior] Securities to be purchased on such Option Closing Date as the aggregate principal amount of [Senior] Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total aggregate principal amount of [Senior] Securities.

2.           Payment and Delivery.

(a)          Payment for the [Senior] Securities shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Securities through the facilities of DTC for the respective accounts of the several Underwriters at a.m., New York City time, on , 20 , or at such other time on the same or such other date, no later than three business days after the date of this Agreement as the Underwriters and the Company may agree upon in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)          Payment for any Additional [Senior] Securities shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Additional [Senior] Securities through the facilities of DTC for the respective accounts of the several Underwriters at  a.m., New York City time, on the date specified in the corresponding notice described in Section 1 or at such other time on the same or on such other date, in any event not later than , 20 , as shall be designated in writing by the Representatives.

(c)          The [Senior] Securities and the Additional [Senior] Securities shall be transferred electronically and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered through the facilities of DTC.

3.           Public Offering of Securities.

(a)          The Underwriters advise the Company that they propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been executed and delivered as in its judgment is advisable.

(b)          The Company is further advised by you that the Securities are to be offered to the public initially at 100% of the aggregate principal amount thereof plus accrued interest, if any, from the date of issuance (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of 2.0% under the Public Offering Price, and the Underwriters may allow, and the dealers may reallow, a discount not in excess of 1.2% under the Public Offering Price.

4.          Representations and Warranties.

(a)          The Company represents and warrants to and agrees with, and the Advisor and the Administrator, jointly and severally, represent and warrant to and agree with, each Underwriter as of the date hereof, the Applicable Time, as of the Closing Date and as of any Option Closing Date (if any), that:

(i)          The Company meets the requirements for use of Form N-2 under the Securities Act and the Securities Act Rules and Regulations. At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus together with the pricing terms and other information set forth on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), complied, as of its date, in all material respects, with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the General Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of the date of the Prospectus Supplement, will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the Prospectus, as of the date of the Prospectus Supplement, the Closing Date and any Option Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the General Disclosure Package or Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: the third paragraph under the caption “Underwriting—Commissions and Discounts”, the first and second paragraphs under the caption “Underwriting—Price Stabilizations, Short Positions” and the sixth paragraph under the caption “Other Relationships.”

(ii)         the Registration Statement has been declared effective by the Commission and any Rule 462(b) Registration Statement will have become effective upon filing, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.

(iii)        The Company has elected to be regulated by the Commission as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission. All required action has or will have been taken under the Securities Act and the Securities Act Rules and Regulations, the Investment Company Act and any state securities laws to make the public offering and the issuance and sale of the Securities by the Company, and the provisions of the Company’s articles of incorporation and bylaws comply as to form in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder.

(iv)        BDO USA, LLP, whose reports on the consolidated financial statements of the Company and the consolidated Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Preliminary Prospectus and the Prospectus, are, and were during the periods covered by such reports, independent public accountants within the meaning of, and as required by, the Securities Act, the Securities Act Regulations and the Investment Company Act and are registered with the Public Company Accounting Oversight Board.

(v)         The financial statements, including the notes thereto, included in each of the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as otherwise noted therein and in accordance with Regulation S-X promulgated by the Commission); the financial statement schedules, if any, included in the Registration Statement and the amounts in both the Preliminary Prospectus and the Prospectus under the caption “Selected Financial and Other Information” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement, Preliminary Prospectus or the Prospectus.

(vi)        Any statistical and market-related data included in the Registration Statement, the Preliminary Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(vii)       The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as described in the General Disclosure Package and the Prospectus; (B) has full power and authority to execute and deliver this Agreement, the Indenture, the Securities and the DTC Agreement and to consummate the transactions contemplated hereby and thereby; and (C) is duly licensed or qualified to do business as a foreign corporation and in good standing in the State of [insert foreign qualifications] and these are the only jurisdictions where the Company is required to be qualified or licensed or in good standing except where the failure to be so qualified or licensed or to be in good standing would not result in a material adverse effect upon the financial condition, business or results of operations of the Company (“Material Adverse Effect”).

(viii)      Each Subsidiary is a legal entity duly organized and validly existing and in good standing under the laws of its respective jurisdiction of organization, with requisite power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(ix)         The Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

(x)          Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intellectual Property”), as are necessary to entitle the Company and each Subsidiary to conduct the Company’s or such Subsidiary’s business described in both the Preliminary Prospectus and the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such Subsidiary has received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which would reasonably be expected to have a Material Adverse Effect.

(xi)         Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its charter or bylaws or governing documents. Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject (collectively, the “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect;

(xii)        The Company has an authorized capitalization as set forth in both the Preliminary Prospectus and the Prospectus under the caption “Capitalization,” at the date indicated, as of the Applicable Time, at the Closing Date, and each Option Closing Date (if any); all of the issued and outstanding shares of capital stock of the Company and each Subsidiary (as defined below) have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right, resale right, right of first refusal or other similar right of shareholders arising by operation of law, under the certificate of incorporation, bylaws, or other governing document (collectively, the “Charter Documents”) of the Company or such Subsidiary, as applicable, under any agreement to which the Company or such Subsidiary, as applicable, is a party or otherwise; except as disclosed in both the Preliminary Prospectus and the Prospectus, all of the capital stock, partnership interests or membership interests of any of the Company’s subsidiaries, as such term is defined under the Securities Act (each such entity a “Subsidiary” and collectively, the “Subsidiaries”), are directly or indirectly owned of record and beneficially by the Company, free and clear of all liens, encumbrances, equities or claims; except as disclosed in both the Preliminary Prospectus and Prospectus, there are no outstanding (x) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (y) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock, partnership interest, or membership interest or any such convertible or exchangeable securities or obligations, or (z) obligations of the Company or any such Subsidiary to issue or sell any shares of capital stock, partnership interest, or membership interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(xiii)       The shareholders of the Company have no preemptive rights with respect to the Securities and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive rights of any security holder. The Securities have been duly authorized by all requisite corporate action on the part of the Company for the issuance and sale of the Securities to the Underwriters pursuant to this Agreement and, when the Securities are issued and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and the Indenture relating thereto, against payment of the consideration set forth in this Agreement, on the Closing Date and any Option Closing Date such Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture conform in all material respects to the statements thereto contained in the General Disclosure Package and the Prospectus.

(xiv)      Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, and except as may be otherwise stated in such documents, there has not been (i) any event, circumstance or change that has had, or would reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, which would reasonably be expected to have a Material Adverse Effect, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock.

(xv)       There is no pending or, to the knowledge of the Company, threatened action, suit or proceeding, legal or governmental, to which the Company or any of its Subsidiaries is a party, before or by any court or governmental agency or body, that is required to be described in the General Disclosure Package or the Prospectus and is not so described.

(xvi)      The descriptions in each of the Registration Statement, the Preliminary Prospectus and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be described therein by the Securities Act and the Securities Act Regulations, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in each of the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Securities Act Regulations; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the Preliminary Prospectus and the Prospectus are legal, valid and binding obligations of the Company or such Subsidiary, enforceable against the Company or such Subsidiary, as applicable, in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles

(xvii)     There are no contracts, agreements or understandings of the Company or any of its Subsidiaries that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Rules and Regulations that have not been so filed or incorporated by reference therein as permitted by the Securities Act Rules and Regulations.

(xviii)    This Agreement has been duly authorized, executed and delivered by the Company.

(xix)       The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding thereof may be brought.

(xx)        The Supplemental Indenture has been duly authorized, and, on the Closing Date, will be executed and delivered by the Company and, when executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(xxi)       The DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(xxii)      The execution, delivery and performance of this Agreement, the Indenture, the Securities and the DTC Agreement and the consummation of the transactions contemplated herein and therein and in the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default or Repayment Events (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments, except for such conflicts, breaches, defaults or Repayment Events that would not result in a Material Adverse Effect, nor will such action result in any violation of the Company’s or any of its Subsidiaries’ charter, bylaws or other organizational documents, or any order, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(xxiii)     No (i) approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, (ii) authorization, approval, vote or other consent of any holder of securities of the Company or any creditor of the Company, or (iii) waiver or consent under any material agreement is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated by this Agreement, and its sale and delivery of the Securities, other than (A) such as have been obtained, or will have been obtained at the Closing Date or the relevant Option Closing Date, as the case may be, under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Company Act, the Advisers Act and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (B) such approvals as have been obtained in connection with the approval of the listing of the Securities on [name of exchange], subject to official notice of issuance, and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters.

(xxiv)    This Agreement complies as to form in all material respects with all applicable provisions of the Investment Company Act.

(xxv)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(xxvi)    There are no material restrictions, limitations or regulations with respect to the ability of the Company or its Subsidiaries to invest its assets as described in the Registration Statement, the General Disclosure Package or the Prospectus, other than as described therein.

(xxvii)   Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxviii)    The Company has received clearance to apply for the listing of the Securities on the [name of exchange].

(xxix)      Except as disclosed in the Preliminary Prospectus and the Prospectus, each of the Company and the Subsidiaries has all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals and has made all necessary filings required under any Legal Requirement, and has obtained all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals from other persons required in order to conduct their respective businesses as described in both the Preliminary Prospectus and the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, accreditations, certifications, consents or approvals to make any such filings or to obtain any such licenses, permits, authorizations, accreditations, certifications, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received any notice regarding a possible violation of, default under, or revocation of, any such license, permit, authorization, accreditation, certification, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to have a Material Adverse Effect; and no such license, permit, authorization, accreditation, certification, consent or approval contains a materially burdensome restriction that is not adequately disclosed in both the Preliminary Prospectus and the Prospectus.

(xxx)        No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus and which is not so described.

(xxxi)      Except as otherwise disclosed in both the Preliminary Prospectus and the Prospectus, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors or affiliates of the Company or any Subsidiary or any of the members of the families of any of them.

(xxxii)     Except with respect to the Underwriters or as disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the issuance and sale the Securities.

(xxxiii)    The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxiv)     Except as described in the General Disclosure Package and the Prospectus, since [ ], 2012, the Company has been organized and operated, and currently is organized and operated, in conformance with the requirements to be taxed as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

(xxxv)      Except as otherwise disclosed in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, neither the Company nor any Subsidiary has any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons.

(xxxvi)     The Company’s current business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act applicable to BDCs and, after giving effect to the issuance and sale of the [Senior] Securities and the Additional [Senior] Securities, will be in compliance in all material respects with the Investment Company Act.

(xxxvii)    Except as disclosed in the Preliminary Prospectus and the Prospectus, no director of the Company is an “interested person” (as defined in the Investment Company Act) of the Company or an “affiliated person” (as defined in the Investment Company Act) of any Underwriter listed in Schedule I hereto.

(xxxviii)    The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, including policies and procedures that provide oversight of compliance by each investment advisor, administrator and transfer agent of the Company.

(xxxix)     The Company maintains insurance (issued by insurers of recognized financial responsibility) against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the Investment Company Act, are in full force and effect; the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(xl)         The provisions of the corporate charter and by-laws of the Company and the investment objective, policies and restrictions described in the Registration Statement, the General Disclosure Package and the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company, and the provisions of the organizational documents of each of the Subsidiaries and the operations of each of the Subsidiaries allow the Company to be in compliance in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company.

(xli)        The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States to calculate net asset value, to maintain asset accountability and to maintain compliance in all material respects with books and records requirements under the Investment Company Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xlii)      The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officers or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xliii)     The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xliv)      None of the Company or any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association or affiliation with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA.

(xlv)        Except as disclosed in the Preliminary Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of a Representative and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of a Representative.

(xlvi)      None of the Company, the Advisor, the Administrator or, to the knowledge of the Company, the Advisor or the Administrator, any officer, director, agent or employee purporting to act on behalf of the Company, any Subsidiary, the Advisor or the Administrator, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions or maintained any bank account on behalf of the Company or a Subsidiary or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and each Subsidiary, (iv) violated any provision of the FCPA, or (v) made any other unlawful payment.

(xlvii)     None of the Company, the Advisor or the Administrator or, to the Company’s knowledge, any affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, the Advisor or the Administrator is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any entity, partner or joint venturer or other person or entity for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(xlviii)    the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xlix)      The Company’s wholly-owned, small business investment company subsidiary, OFS SBIC I, LP. has been organized and operated as, and currently is organized and operated, in material conformance with the requirements of the Small Business Investment Act of 1958 and the rules and regulations promulgated thereunder applicable to small business investment companies.

(l)          The Subsidiaries of the Company do not have employees or employ personnel.

(b)          Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

5.           Representations and Warranties of the Advisor and the Administrator:

The Advisor and the Administrator, jointly and severally, represent and warrant to, and agree with, each Underwriter as follows:

(a)          the Advisor is a limited liability company duly formed and is validly existing in good standing under the laws of the state of Delaware, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. The Administrator is a limited liability company duly formed and is validly existing in good standing under the laws of the state of Delaware, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;

(b)          the Advisor is duly registered with the Commission as an investment adviser under the Advisers Act and is registered with the appropriate state authority in all states in which it needs to be registered; the Advisor is not prohibited by the Advisers Act, the Investment Company Act or any state statute from acting under the Investment Advisory Agreement, as contemplated by the Preliminary Prospectus and the Prospectus; there does not exist any proceeding, or to the Advisor’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might materially and adversely affect the registration of the Advisor with the Commission or any applicable state regulatory authority

(c)          the Advisor has or had the requisite limited liability company power and authority to enter into this Agreement, the Investment Advisory Agreement and the Staffing Agreement and to accept the benefits under the License Agreement, and the Administrator had the requisite limited liability company power and authority to enter into this Agreement and the Administration Agreement; the execution and delivery of, and the performance by the Advisor of its obligations under, this Agreement, the Investment Advisory Agreement and the License Agreement have been duly and validly authorized by the Advisor, and the execution and delivery of, and the performance by the Administrator of its obligations under this Agreement and the Administration Agreement have been duly and validly authorized by the Administrator; and this Agreement, the Investment Advisory Agreement and the License Agreement have been duly executed and delivered by the Advisor and this Agreement and the Administration Agreement have been duly executed and delivered by the Administrator, and each such agreement constitutes the valid and legally binding agreement of the Advisor or Administrator, as applicable, enforceable against the Advisor or Administrator in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Advisor’s obligations hereunder and thereunder, and the Administrator’s obligations hereunder and thereunder, may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(d)          each of the Advisor and Administrator has the financial, human and other resources available to it necessary for the performance of its services and obligations as contemplated in the Preliminary Prospectus and the Prospectus and under this Agreement, as applicable;

(e)          no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving each of the Advisor or the Administrator or their property is pending or, to the knowledge of the Advisor and the Administrator, threatened that (i) is required to be described in the Preliminary Prospectus and the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of the Advisor or the Administrator, as the case may be, to fulfill its obligations hereunder or under the Investment Advisory Agreement, the License Agreement or the Administration Agreement, as applicable, or (iii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Advisor or the Administrator, whether or not arising from transactions in the ordinary course of business (an “Advisor/Administrator Material Adverse Effect”), except as set forth in or contemplated in the Preliminary Prospectus and the Prospectus;

(f)          neither the Advisor nor the Administrator is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its respective Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Advisor or the Administrator is a party or by which any of them or their respective properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(g)          since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no event, circumstance or change that has had, or would reasonably be expected to have an Advisor/Administrator Material Adverse Effect; and (ii) there have been no transactions entered into by the Advisor or Administrator, which are material to the Advisor or Administrator, as the case may be, other than those in the ordinary course of its business as described in the Preliminary Prospectus and the Prospectus;

(h)          each of the Advisor and the Administrator possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus, and neither of the Advisor nor the Administrator has received any notice of proceedings relating to the revocation or modification thereof, except where the failure to possess any such licenses, certificates, permits or other authorizations, or the revocation or modification thereof, would not, individually or in the aggregate, reasonably be expected to have an Advisor/Administrator Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement;

(i)          there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor or the Administrator, threatened against the Advisor or the Administrator, or any of their respective properties, or to the knowledge of the Advisor or the Administrator, their respective directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, in each case which would reasonably be expected to result in a judgment, decree, award or order having an Advisor/Administrator Material Adverse Effect;

(j)          each of the Advisor and the Administrator owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Advisor/Administrator Intellectual Property”), as are necessary to entitle the Advisor and the Administrator to conduct the Advisor’s and the Administrator’s business described in both the Preliminary Prospectus and the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have an Advisor/Administrator Material Adverse Effect; and neither the Advisor nor the Administrator has received written notice of any infringement of or conflict with (and neither the Advisor nor the Administrator knows of any such infringement of or conflict with) asserted rights of others with respect to any Advisor/Administrator Intellectual Property which would reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(k)          no (i) approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, (ii) authorization, approval, vote or other consent of any holder of securities of the Advisor or the Administrator or any creditor of the Advisor or the Administrator, or (iii) waiver or consent under any material agreement is required in connection with the Advisor’s and the Administrator’s execution, delivery and performance of this Agreement, to the extent a party thereto, the consummation of the transactions contemplated by this Agreement, and the sale and delivery of the Securities, other than (A) such as have been obtained, or will have been obtained at the Closing Date or the relevant Option Closing Date, as the case may be, under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act and the rules and regulations of FINRA, (B) such approvals as have been obtained in connection with the approval of the listing of the Securities on [name of exchange], subject to official notice of issuance, and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters;

(l)          Each of the Advisor and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;

(m)          neither the execution, delivery or performance by the Advisor of this Agreement, the Investment Advisory Agreement or the License Agreement, or the execution, delivery or performance by the Administrator of this Agreement or the Administration Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor or Administrator, as applicable, pursuant to, (i) the Charter Documents of the Advisor or Administrator, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Advisor or Administrator, as applicable, is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Advisor or Administrator, as applicable, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Advisor or Administrator, as applicable, or any of their respective properties, except in the case of clauses (ii) and (iii) where such breach or violation, either singly or in the aggregate, would not reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(n)          neither the Advisor nor the Administrator has taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and neither the Advisor nor the Administrator is aware of any such action taken or to be taken by any affiliates of the Advisor or the Administrator;

(o)          the operations of the Advisor or the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws, except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Advisor or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Advisor or the Administrator, threatened;

(p)          the Advisor maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(q)          the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(r)          the description of each of the Advisor and the Administrator and its business, and the statements attributable to the Advisor and the Administrator, in each of the Registration Statement, the Preliminary Prospectus and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(s)          neither the Advisor nor the Administrator is, and after giving effect to the offering and sale of Securities and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus and the Prospectus will be, required to register as an “investment company” (as defined in the Investment Company Act);

(t)          each of the Advisor and the Administrator maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor and the Administrator against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; and

(u)          Any certificate signed by any officer of the Advisor or the Administrator and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Advisor or the Administrator, as applicable, to the Underwriters as to matters covered thereby.

6.           Certain Covenants of the Company, the Advisor and the Administrator:

The Company hereby agrees, and the Advisor and the Administrator jointly and severally agree, with each Underwriter:

(a)          To notify the Underwriters promptly following the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and the suspension of the qualification of the Securities for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in this subsection hereunder and, if any such stop order is issued, to use commercially reasonable efforts to obtain the lifting thereof at the earliest possible moment, and to advise the Underwriters promptly of any examination pursuant to Section 8(e) of the Securities Act or of the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with any offering of the Securities.

(b)          That if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective.

(c)          To furnish, upon request and without charge, to the Underwriters a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) below, as many copies of the Preliminary Prospectus and Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(d)          Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing within two business days after receipt, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e)          To advise the Underwriters promptly of the happening of any event or development known to the Company within the Prospectus Delivery Period which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Preliminary Prospectus or the Prospectus so that the Preliminary Prospectus or the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) would make it necessary to amend or supplement the Preliminary Prospectus or the Prospectus in order to comply with any law and, in each case, during such time, to promptly prepare and furnish to the Representatives copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Preliminary Prospectus or the Prospectus so that the Preliminary Prospectus or the Prospectus as so amended or supplemented will not when it (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is so delivered, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or so that the Preliminary Prospectus or the Prospectus will comply with applicable law.

(f)          To use commercially reasonable efforts to furnish such information as may be required and otherwise to cooperate with the Underwriters in qualifying the Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities).

(g)          For a period of days from the date of this Agreement, to not, without the prior consent of the Representatives, directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any debt securities of the Company which are substantially similar to the Securities or securities convertible into such debt securities which are substantially similar to the Securities.

(h)          To apply the net proceeds received by the Company from the sale of the Securities sold by it as set forth under “Use of Proceeds” in the General Disclosure Package and the Prospectus.

(i)          To maintain, as appropriate, directors and officers liability insurance in an amount deemed advisable by the Company in its reasonable discretion.

(j)          To use its best efforts to maintain its status as a business development company under the Investment Company Act, except unless authorized by the vote of a majority of the outstanding voting securities of the Company as defined by the Investment Company Act.

(k)          To use its best efforts to conform with the applicable requirements to be treated as a regulated investment company under Subchapter M of the Code for so long as the Company is a business development company under the Investment Company Act.

(l)          Not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities or (ii) sell, bid for, purchase or pay anyone (other than the Underwriters) any compensation for soliciting purchases of the Securities.

(m)          To timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(n)          To cooperate with the Representatives and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(o)          To use its commercially reasonable efforts to effect, within 30 days of the Closing Date, the listing of the Securities on [name of exchange].

(p)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus, and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) the printing and delivery to the Underwriters of this Agreement, the Indenture, the DTC Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance and delivery of the certificates for the Securities (iii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky memo in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA, if any, (vi) any fees charged by the rating agencies for the rating of the Securities, (vii) the cost of printing certificates representing the Securities, (viii) the fees and expenses incurred in connection with listing the Securities on the [name of exchange], (ix) the fees and expenses of the trustee and any transfer agent, registrar or depositary in connection with the issuance of the Securities, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and in Section 8, entitled “Indemnification and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

7.          Conditions of the Underwriters’ Obligations; Additional Covenants.

The obligations of the Underwriters hereunder to purchase Securities at the Closing Date or on each Option Closing Date, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder as of the Applicable Time and at the Closing Date, and on each Option Closing Date, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Date or on each Option Closing Date, as applicable:

(a)          The Company shall furnish to the Underwriters at the Closing Date and on each Option Closing Date (i) an opinion of Sutherland Asbill & Brennan, LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Date and such Option Closing Date, substantially in the form in Exhibit B.

(b)          The Representatives shall have received from BDO USA, LLP letters dated, respectively: (i) the date of the Preliminary Prospectus as most recently amended or supplemented immediately prior to the Applicable Time; (ii) the date of this Agreement; (iii) the Closing Date; and (iv) each Option Closing Date (if any), and addressed to the Representatives, in form and substance satisfactory to the Representatives, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, and certain financial information of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, however, that the letters delivered at the Closing Date and each Option Closing Date (if any) shall use a “cut-off” date no more than three business days prior to such date of the Preliminary Prospectus, the Closing Date or such Option Closing Date, as the case may be.

(c)          No amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.

(d)          Prior to the Closing Date and each Option Closing Date: (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(e)          All filings with the Commission required by Rule 497 under the Securities Act to have been filed by the Closing Date shall have been made within the applicable time period prescribed for such filing by such Rule 497;

(f)          On the Closing Date, the Company and the Trustee shall have executed and delivered the Indenture (including the Second Supplemental Indenture).

(g)          On or prior to the Closing Date, the Company shall have executed and delivered the DTC Agreement.

(h)          Between the time of execution of this Agreement and the Closing Date or the relevant Option Closing Date, there shall not have been any Material Adverse Effect or Advisor/Administrator Material Adverse Effect;

(i)          The Securities shall have been approved for listing on [name of exchange], subject to official notice of issuance;

(j)          FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(k)          The Company will have delivered, at the Closing Date and on each Option Closing Date, to the Underwriters a certificate of the Company signed on its behalf by its Chief Executive Officer or Chief Financial Officer, to the effect that:

(i)          The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or any Option Closing Date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any Option Closing Date, as applicable;

(ii)         no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii)         to the best of the signers’ knowledge, after reasonable investigation, when the Registration Statement became effective and at all times subsequent thereto up to the Closing Date or any Option Closing Date, as applicable, the representations and warranties in Sections 4(a)(i) and (ii) were true and correct; and

(iv)        subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, there has not been (a) any Material Adverse Effect, (b) any transaction that is material to the Company considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company considered as one enterprise, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, or (e) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(l)          The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Preliminary Prospectus and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Date or any Option Closing Date, as the Underwriters may reasonably request.

8.           Indemnification and Contribution.

(a)          The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), the Preliminary Prospectus or the Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (iii) any omission or alleged omission from any such Preliminary Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (iv) any untrue statement or alleged untrue statement of any material fact contained in the Roadshow Material; except in each case of (i), (ii), (iii) and (iv) above insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use in the Registration Statement (or any amendment thereto), the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustee under the Indenture, the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), the Preliminary Prospectus or Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements therein not misleading, or (iii) any omission or alleged omission from any such Preliminary Prospectus or Prospectus of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Preliminary Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein. [The following statements under the caption “Underwriting” beginning on page of the Preliminary Prospectus: (A) the third paragraph on page ; and (B) the paragraph on page of the Preliminary Prospectus beginning with “[t]he representatives of the underwriters may engage …” until and including the last bullet of that paragraph ending with “… at which a stabilizing bid is made” on page of the Preliminary Prospectus (and the corresponding sections of the Prospectus, to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 4(a)(ii), Section 4(a)(x) and this Section 8.]

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action, and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representatives will not relieve the Representatives or any Underwriter of any obligation hereunder, except to the extent that the Representatives’ ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

(c)          If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable, subsection (c)(ii), above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

9.    Termination of Agreement.

(a)          The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date, by notice given to the Company if, prior to the delivery and payment for the Securities there shall have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, net worth, or properties of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq, or any setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(b)          If the Representatives elect to terminate this Agreement as provided in this Section 8, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

(c)           If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 6(p) and Section 11 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

10.          Default of Underwriters.

(a)          If any Underwriter shall default at the Closing Date or on any Option Closing Date in its obligation to take up and pay for the Securities to be purchased by it under this Agreement on such date, the Representatives shall use reasonable efforts, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Securities which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Securities”). If, during such 36-hour period, the Representatives shall not have made such arrangements, then the Company shall be entitled to a further period of 36 hours within which to make arrangements for another party or parties satisfactory to you to purchase the Defaulted Securities. Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Securities does not exceed 10% of the total number of Securities to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Securities which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Securities agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Securities exceeds 10% of the total number of Securities to be purchased on such date, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Subsection 6(p) and Section 8 hereof shall at all times be effective and shall survive such termination.

(b)           Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder on such date unless all of the Securities to be purchased on such date are purchased on such date by the Underwriters (or by substituted underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

(c)           If a new underwriter or underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Date or the relevant Option Closing Date for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

(d)           The term “Underwriter” as used in this Agreement shall refer to and include any underwriter substituted under this Section 10 with the same effect as if such substituted underwriter had originally been named in this Agreement.

11.         Survival of Certain Representations and Obligations.

The indemnity and contribution agreements contained in Section 8 and the covenants, warranties and representations of the Company contained in Section 4, Section 6 and Subsection 6(p) of this Agreement and the warranties and representations of the Advisor and the Administrator contained in Section 4, Section 5 and Section 6 shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

12.          Duties

 Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Securities shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Securities as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13.          Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to the Representatives in care of [•], Attention: , with a copy to; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 10 S. Wacker Drive, Suite 2500, Chicago Illinois, 60606, Attention: Chief Executive Officer.

 14.          Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.           Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 8 and Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.          Counterparts and Facsimile Signatures:

 This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding among the Company, the Advisor and the Administrator on the one hand, and the Underwriters on the other, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Advisor and the Administrator on the one hand, and each of the Underwriters on the other.

Very truly yours,

OFS CAPITAL CORPORATION

By:
By:
Title:

OFS CAPITAL MANAGEMENT, LLC

By:
By:
Title:

OFS CAPITAL SERVICES, LLC

By:
By:
Title:

Accepted and agreed to as of the date first above written:

[•], For themselves and as Representatives of the other Underwriters named on Schedule I hereto.

By:
By:
Title:

[Signature Page to the Underwriting Agreement]